                                                                    EXHIBIT 21.1


Subsidiaries of Registrant              Jurisdiction of Incorporation
--------------------------              -----------------------------
AREA Bank                               Kentucky
AREA Services, Inc.                     Kentucky
AREA Support Services, Inc.             Kentucky
AREA Trust Company                      Kentucky
The Vine Street Trust Company           Kentucky
Vine Street Financial, Inc.             Kentucky
Mutual Insurance Agency, Inc.           Kentucky
Mutual Service Corporation              Kentucky
ONB Investments                         Kentucky